Exhibit 32
CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the fiscal quarter ended March 29, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

April 25, 2025	/s/ DOUGLAS C. PALLADINI
Douglas C. Palladini

Chief Executive Officer & President

April 25, 2025	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger

Senior Executive Vice President,
Chief Financial Officer & Chief Operating Officer

    The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.